Exhibit 8.1

17 April, 2020

Matter No.:830357

Doc Ref: PL/HL/KN/105976119v1

(852) 2842 9551

Paul.lim@conyers.com

(852) 2842 9402

Hollia.lam@conyers.com

Kingsoft Cloud Holdings Limited

Cricket Square

Hutchins Drive

P.O. Box 2681

Grand Cayman

KY1-1111

Cayman Islands

Dear Sirs,

Re: Kingsoft Cloud Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1, including all amendments or supplements thereto, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 17 April, 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares, par value US$0.001 of the Company (the “Ordinary Shares”) each of which are being offered by the Company in the form of American Depositary Shares (the “ADSs”).

For the purposes of giving this opinion, we have examined and relied upon copies of the Registration Statement, a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form, the current seventeenth amended and restated memorandum and articles of association of the Company adopted on 16 December, 2019 and being effective from 27 December, 2019, the amended and restated memorandum and articles of association of the Company conditionally adopted by the Company to become effective immediately prior to the completion of the Company’s initial public offering of its ADSs represented by its Ordinary Shares, an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concessions Law (2018 Revision) dated 23 December, 2019, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Prospectus and Registration

Statement reviewed by us; (c) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; (d) that the amended and restated memorandum and articles of association of the Company conditionally adopted by the Company will become effective immediately prior to the completion of the Company’s initial public offering of its ADSs represented by its Ordinary Shares, and (e) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares in the form of ADSs by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are true and accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus forming part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman